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                            MAXXAM INC.

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
            COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
                  6008 COLLEGE AVENUE, SUITE 10
                        OAKLAND, CA  94618
               TEL: 510-658-0702   FAX: 510-658-0732

FOR IMMEDIATE RELEASE                               April 5,
1999
Contact:  Scott Adams, 510-658-0702

                   MAXXAM SHAREHOLDERS NOMINATE
                    INDEPENDENT DIRECTOR SLATE

   INVESTORS, ORGANIZED LABOR AND ENVIRONMENTALISTS JOINT
FORCES
   TO SUPPORT FORMER U.S. SENATOR HOWARD METZENBAUM AND FORMER

             FEDERAL JUDGE ABNER MIKVA FOR BOARD

OAKLAND, CA --Citing the need for fresh, independent leadership at Maxxam Inc., a group of investors, including the New York State Common Retirement Fund, Alan Kahn (of Kahn Brothers & Company, Inc.), the United Steelworkers of America and The Rose Foundation for Communities & the Environment, nominated former Senator Howard Metzenbaum and former Federal Judge Abner Mikva for the Maxxam Board of Directors. Of the five member board of directors, Metzenbaum and Mikva are running for the two seats elected solely by common shareholders.

The California Public Employees' Retirement System (CalPERS), the third largest independent institutional investor with 229,800 shares amounting to over 3% of all shares, threw their support behind the Metzenbaum/Mikva slate.

Maxxam is tightly run by CEO and Chairman Charles Hurwitz, who controls 38% of the company's seven million common shares. In 1997, Business Week ranked Maxxam's board 10th on its list of "The Worst Board of Directors"calling it a tiny board with little business experience dominated by its CEO. In the last 5 years, Maxxam has performed well below the NASDAQ and S&P 500 indexes with its share's assets valued at roughly half of Wall Street estimates.

INVESTORS HAVE REASONS TO QUESTION HURWITZ' LEADERSHIP FOR
MAXXAM:

--  THE $380 MILLION HEADWATERS DEAL HASN'T ENDED THE
CONTROVERSY
    SURROUNDING MAXXAM'S TIMBER SUBSIDIARY, PACIFIC LUMBER.
    PACIFIC LUMBER LOST ITS LICENSE TWICE IN 1997-98.  A
CALIFOR-
    NIA COURT RECENTLY THREW OUT TWO NEW TIMBER PLANS.

"We believe that the ongoing timber controversies hurt Maxxam's stock performance," noted Rose Foundation President Jill
Ratner.
"We hope Senator Metzenbaum and Judge Mikva will consider the financial benefits of environmental compliance and the long term value of sustainable forestry."

"The $380 million Headwaters deal has not resulted in the bounce in Maxxam's stock price that many investors expected. Analysts say that the stock is undervalued." Ratner added, "We are disturbed by reports in Barron's and Forbes that some of Maxxam's largest and most savvy investors fear that Mr. Hurwitz could keep the stock price down and use the Headwaters cash to take the company private as cheaply as possible."

--   FEDERAL BANKING REGULATORS ARE SEEKING $750 MILLION IN
     COMPENSATION FOR THE $1.6 BILLION

     TAXPAYER BAILOUT OF UNITED
     SAVINGS ASSOCIATION OF TEXAS, A SAVINGS AND LOAN MAXXAM
     ALLEGEDLY CONTROLLED.  LEGAL FEES ALONE IN U.S. TREASURY
     RELATED LITIGATION HAVE COST THE COMPANY $40 MILLION.

--   AFTER A DELAWARE COURT AGREED WITH SHAREHOLDER LITIGANTS
     THAT HURWITZ HAD ENGAGED IN SELF DEALING, A $20 MILLION
     SETTLEMENT WAS REACHED IN 1997.

"As the 1997 settlement of our shareholder litigation showed, public shareholders at Maxxam need independent board representa tion to assure that no self dealing incidents occur in the future. I am honored to nominate Senator Metzenbaum and Judge Mikva who, as directors, are eminently qualified for this role," stated private investor Alan Kahn, who was a plaintiff in the Delaware suit.

-- 2,900 WORKERS AT MAXXAM'S KAISER ALUMINUM AND CHEMICAL CORPORATION SUBSIDIARY WENT ON STRIKE ON SEPTEMBER 30, 1998 AND SINCE JANUARY 14, 1999 HAVE BEEN LOCKED OUT OF FIVE PLANTS LOCATED IN TACOMA AND SPOKANE, WA, GRAMERCY, LA AND NEWARK, OH.

"Kaiser's disastrous and avoidable labor dispute cost the company over $50 million for the last quarter of 1998," stated David Foster, District 11 Director with the United Steelworkers of America. "Since August, 1998 Kaiser's stock value tumbled 40% while the stock values of its chief competitors, Alcoa and Reynolds, rose by approximately 9.5%. We believe Senator M etzenbaum's corporate board experience and Judge Mikva's exper tise in dispute resolution bring the skills and integrity needed to represent the best interests of shareholders."

Scott Adams, Communications Director for the Committee of Con

cerned Maxxam Shareholders, points to the CalPERS endorsement as a sign of growing investor support. "Our effort to bring an independent voice to the board is gaining momentum. Maxxam's common shareholders are disappointed with the company's financial performance and want its practices of confrontation and conflict to end."

Howard Metzenbaum, a businessman and former U.S. Senator from Ohio (1977-94), has a solid background serving on corporate boards. He was co-founder and chairman of the board of Airport Parking Company of America (APCOA), chairman of the board of ITT Consumer Services Corporation and ComCorp., and served on the boards of Dart Group, Shoppers Warehouse, Trak Auto, Society National Bank and Capital National Bank.

Abner Mikva was a Member of Congress from Illinois (1969-73, 1975-79) and was appointed to the U.S. Court of Appeals for the DC Circuit in 1979, serving as Chief Judge from 1991-94. He served as White House Counsel in 1994-95 and currently works in mediation and arbitration for Jams/Endispute, a dispute resolu tion firm.


                               ###

   The following may be deemed to be "participants" in this solicitation: The Rose Foundation for Communities and the Environment, which owns 50 shares of Maxxam common stock; Jill Ratner and Thomas W. Little, the Rose Foundation's president and executive director, who own 90 shares of Maxxam common stock as tenants in common; and the United Steelworkers of America, which owns 1000 shares of Maxxam common stock. They also constitute the members of the Committee of Concerned Maxxam Shareholders.

            COMMITTEE OF CONCERNED MAXXAM SHAREHOLDERS
                  6008 COLLEGE AVENUE, SUITE 10
                        OAKLAND, CA 94618
               Tel: 510-658-0702  Fax: 510-658-0732

FOR IMMEDIATE RELEASE                             March 30, 1999
Contact: Scott Adams: 510-658-0702

                   MAXXAM SHAREHOLDERS NOMINATE
                    INDEPENDENT DIRECTOR SLATE

   WALL STREET INVESTORS, ORGANIZED LABOR AND ENVIRONMENTALISTS
        JOIN FORCES TO SUPPORT FORMER U.S. SENATOR HOWARD
    METZENBAUM AND FORMER FEDERAL JUDGE ABNER MIKVA FOR BOARD

OAKLAND, CA--Citing the need for fresh, independent leadership at Maxxam Inc., a group of investors, including New York Sate Common Retirement Fund, Alan Kahn (Kahn Brothers & Company, Inc.), United Steelworkers of America and The Rose Foundation for Communities & the Environment, nominated former Senator Howard Metzenbaum and former Federal Judge Abner Mikva for the Maxxam Board of Directors. Of the five board of directors, Metzenbaum and Mikva are running for the two seats elected by common share holders.

The California Public Employees' Retirement System (CalPERS), the third largest independent institutional investor, with 229,800 shares amounting to over 3% of all shares, threw their support behind the Metzenbaum/Mikva slate.

Maxxam is tightly run by CEO and Chairman Charles Hurwitz, who controls 38% of the company's seven million common shares. In 1997, Business Week named Maxxam's board the 10th worst in the nation, calling it a tiny board dominated by its CEO. In the last 5 years, Maxxam has performed well below the NASDAQ and S&P 500 indexes with its share's asserts valued at roughly half of Wall Street estimates.

INVESTORS HAVE REASONS TO QUESTION HURWITZ' LEADERSHIP FOR
MAXXAM:

-- THE $380 MILLION HEADWATERS DEAL HASN'T ENDED THE CONTROVERSY
SURROUNDING MAXXAM'S TIMBER SUBSIDIARY, PACIFIC LUMBER.  PACIFIC
LUMBER LOST ITS LICENSE TWICE IN 1997-1998.  A CALIFORNIA COURT
RECENTLY THREW OUT TWO NEW TIMBER PLANS.

"We believe that the ongoing timber controversies hurt Maxxam's stock performance," noted Rose Foundation President Jill Ratner. "We hope Senator Metzenbaum and Judge Mikva will consider the financial benefits of environmental compliance and the long term value of sustain able forestry."

"The $380 million Headwaters deal has not resulted in the bounce in Maxxam's stock price that many investors expected. Analysts say that the stock is undervalued," Ratner added. "We are disturbed by reports in Barron's and Forbe's that some of Maxxam's largest and most savvy investors fear that Mr. Hurwitz wants to keep the stock price down and use the Headwaters cash to take the company private."

-- FEDERAL BANKING REGULATORS ARE SEEKING $750 MILLION IN COMPEN

SATION FOR THE $1.6 BILLION TAXPAYER BAILOUT OF UNITED SAVINGS
ASSOCIATION OF TEXAS, A SAVINGS AND LOAN MAXXAM ALLEGEDLY CON

TROLLED.  LEGAL FEES ALONG IN U.S. TREASURY RELATED LITIGATION
HAVE COST THE COMPANY $40 MILLION.

-- AFTER A DELAWARE COURT AGREED WITH SHAREHOLDER LITIGANTS THAT
HURWITZ HAD ENGAGED IN SELF DEALING, A $20 MILLION SETTLEMENT WAS
REACHED IN 1997.

"As the 1997 settlement of our shareholder litigation showed, public shareholders at Maxxam need independent board representa tion to assure that no self dealing incidents occur in the future. I am honored to nominate Senator Metzenbaum and Judge Mikva who, as directors, are eminently qualified for this role," stated private investor Alan Kahn, who was a plaintiff in the Delaware suit.

-- 2,900 WORKERS AT MAXXAM'S KAISER ALUMINUM SUBSIDIARY WENT ON
STRIKE ON SEPTEMBER 30, 1998 AND SINCE JANUARY 14, 1999 HAVE BEEN
LOCKED OUT OF FIVE PLANTS LOCATED IN WASHINGTON, LOUISIANA AND
OHIO.

"Kaiser's disastrous and avoidable labor dispute cost the company over $50 million for the last quarter of 1998, resulting in a 40% decline in stock value," stated David Foster, District 11 Direc tor with the United Steelworkers of America. "Meanwhile, the stock values of Kaiser's chief competitors, Alcoa and Reynolds, rose by approximately 9.5%. We believe Senator Metzenbaum's corporate board experience and Judge Mikva's expertise in dispute resolution bring the skills and integrity needed to represent the best interests of shareholders."

Scott Adams, Communications Director for the Committee of Con

cerned Maxxam Shareholders, points to the CalPERS endorsement as a sign of growing investor support. "While Hurwitz has 38% of the vote locked up, our campaign to bring an independent and financially sound perspective to the board is gaining momentum. Maxxam's common shareholders are not satisfied with the company's financial performance and want its practices of confrontation and conflict to end."

Howard Metzenbaum, a businessman and former U.S. Senator from Ohio

(1977-94) has a solid background serving on corporate boards. He was co-founder and chairman of the board of Airport Parking Company of America (APCOA), chairman of the board of ITT Consumer Services Corporation and ComCorp., and served on the board of Dart Group, Shoppers Warehouse, Trak Auto, Society National Bank and Capital National Bank.

Abner Mikva was a Member of Congress from Illinois (1969-73, 1975-79) and was appointed to the U.S. Court of Appeals for the DC Circuit in 1979, serving as Chief Judge from 1991-1994. He served as White House Counsel in 1994-95 and currently works in mediation and arbitration for Jams/Endispute, a dispute resolu tion firm.

                                           ###

     Participants in this solicitation are The Rose Foundation and the United Steelworkers of America

United Steelworkers of America, District #11
David A. Foster, Director
2829 University Ave. SE, Suite  #100
Minneapolis, MN 55414
(612) 623-8045
FAX (612) 623-8854
HYPERLINK mailto: dfoster@uswa.org
                                        FOR IMMEDIATE RELEASE
March 30, 1999                          Contact: David Foster
                                        612-623-8045

       UNITED STEELWORKERS OF AMERICA NOMINATE INDEPENDENT
                      SLATE FOR MAXXAM BOARD

FORMER U.S. SENATOR METZENBAUM AND RETIRED FEDERAL JUDGE MIKVA TO
               RUN FOR BOARD OF DIRECTOR POSITIONS

MINNEAPOLIS, MN -- The United Steelworkers of America (USWA) nominated former U.S. Senator Howard Metzenbaum and retired U.S. Federal Judge, and former White House counsel and Congressman Abner Mikva for the two common director positions on MAXXAM, Inc.'s board of directors. There are a total of five board directors. MAXXAM is the parent company and 63% owner of Kaiser Aluminum Corporation, whose operating arm is Kaiser Aluminum & Chemical Corporation (KACC). MAXXAM's timber subsidiary is Pacific Lumber Company.

In announcing the USWA action, District #11 Director David Foster said, "We are joining with the New York State Common Retirement Fund and private investor Alan Kahn (of Kahn Brothers & Company, Inc.) who have also nominated Senator Metzenbaum and Judge Mikva to the MAXXAM board of directors. Shareholders and stakeholders are being ill-served by the lack of oversight to senior management's actions. It was no surprise that Business Week named the MAXXAM board of directors one of America's ten worst in 1997, citing the tiny board's domination by CEO Charles Hurwitz."

USWA members struck five plants operated by KACC, a MAXXAM subsidiary, in response to the company's unfair labor practices and substandard contract offer on September 30, 1998. USWA members offered to return to work unconditionally on January 13, 1999. On January 14, the company locked out over 2,900 USWA members at its plants in Gramercy, LA., Newark, OH, and Tacoma and Spokane, WA in what has become the longest illegal lockout in U.S. history. Injury and accident rates have skyrocketed at these locked out plants.

"Kaiser's disastrous and avoidable labor dispute cost the company over $50 million in losses for the last quarter of 1998, result ing in a 40% decline in stock value," stated Foster.  "Mean

while,the stock values of Kaiser's chief competitors, Alcoa and Reynolds, rose by approximately 9.5%. As employees, our members have experienced first-hand the misuse of Kaiser Aluminum's productive assets."

"MAXXAM has just concluded a major settlement with state and federal officials over the sale of a portion of the Headwaters Forest. This $480 million settlement should be used for the benefit of all shareholders," added Foster. "We feel Senator Metzenbaum's corporate board experience and Judge Mikva's exper tise in dispute resolution bring the skills and integrity needed to represent the best interests of shareholders.

                                           ###

     Participants in this solicitation are The Rose Foundation and the United Steelworkers of America
